Exhibit 10.84

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.  THIS NOTE IS SUBJECT TO THE TERMS OF A RESTATED SUBORDINATION AGREEMENT IN FAVOR OF TCA GLOBAL CREDIT MASTER FUND, LP AND HILLAIR CAPITAL INVESTMENTS, L.P., DATED ON OR ABOUT MAY 9, 2013.”

RICEBRAN TECHNOLOGIES

SECURED PROMISSORY NOTE

$300,000.00	November 27, 2013

Scottsdale, Arizona

FOR VALUE RECEIVED, RiceBran Technologies, a California corporation (the “Company”), The RiceX Company, a Delaware corporation (“RiceX”), and Rice Science, LLC, a California limited liability company (“Rice Science”, and together with RiceX, the “Subsidiaries”), together, jointly and severally, promise to pay to Gregory Vislocky  (“Investor”), or its registered assigns, in lawful money of the United States of America the principal sum of three hundred thousand Dollars ($300,000.00), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 5.00% per annum (“Interest Rate”), computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) July 31, 2016 (the “Maturity Date”) or (ii) when such amounts are due and payable pursuant to Section 5 below.  This Note is one of the “Notes” issued pursuant to the Note and Warrant Purchase Agreement, originally dated January 17, 2012 (as amended, modified or supplemented, the “Note Purchase Agreement”) between the Company and the Investors (as defined in the Note Purchase Agreement).  In addition, this Note is a “Subsequent Note” under the Note Purchase Agreement.

THE OBLIGATIONS DUE UNDER THIS NOTE ARE SECURED BY CERTAIN MORTGAGES AND THE SECOND AMENDED AND RESTATED SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED NOVEMBER 13, 2013 AND EXECUTED BY COMPANY AND THE SUBSIDIARIES FOR THE BENEFIT OF INVESTOR.  ADDITIONAL RIGHTS OF INVESTOR ARE SET FORTH IN THE SECURITY AGREEMENT.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.                   Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a)     “Company” includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of the Company under this Note.

(b)     “Event of Default” has the meaning given in Section 4 hereof.

(c)     “Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note. A reference to a Lien of Investor or a security agreement executed in favor of Investor shall be deemed to include a Lien granted to a collateral agent on behalf of Investor and a security agreement executed in favor of a collateral agent on behalf of Investor, respectively.

(d)    “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

(e)     “Majority in Interest” shall mean (i) more than 50% of the aggregate outstanding principal amount of the Notes issued pursuant to the Note Purchase Agreement, including all Notes issued to the Early Investors (as defined in the Note Purchase Agreement), and (ii) so long as Greg Vislocky and/or any entity controlled by Greg Vislocky together holds a Note or Notes with an aggregate outstanding principal amount of at least One Hundred Thousand Dollars ($100,000), Greg Vislocky.

(f)     “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations, or financial condition of the Company; or (b) the ability of the Company to pay or perform the Obligations in accordance with the terms of this Note.

(g)    “Note Purchase Agreement” has the meaning given in the introductory paragraph hereof.

(h)    “Obligations” shall mean the Company’s obligations to pay principal, accrued interest and expenses under the Note and the Security Agreement.

(i)     “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(j)      “Securities Act” shall mean the Securities Act of 1933, as amended.

(k)    “Transaction Documents” shall mean this Note, each of the other Notes issued under the Note Purchase Agreement, the Note Purchase Agreement, and the Security Agreement.

2.                  Interest.  Any interest on the Original Note that accrued before the date of this Note that did not convert to principal pursuant to the Original Note or that has not been paid shall be paid within five (5) business days following the date hereof.  Prior to the Maturity Date, all interest on this Note that accrues on and following the Trigger Date and during a calendar quarter (“Quarterly Accrued Interest”) shall be paid to Investor by the fifth (5th) business day of the first month of the immediately following calendar quarter.  The Company may prepay any portion of the principal hereunder that represents Quarterly Accrued Interest.  In the event any interest payment due hereunder is not received by Investor within ten (10) days of when due, the Company shall pay to Investor as a late charge (i) a sum of five percent (5%) of such overdue amount and (ii) at the end of each successive month thereafter, a sum of five percent (5%) of such overdue amount that has not been paid by the end of such month.

3.                  Prepayment. The Company may prepay this Note in whole or in part; provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note.

4.                  Events of Default. Time is of the essence with respect to the Company’s and the Subsidiaries’ obligations under this Note.  The occurrence of any of the following shall constitute an “Event of Default” under this Note and the other Transaction Documents:

(a)    Failure to Pay.  The Company fails to pay when due any principal or interest payment on the due date hereunder and such payment is not made within ten (10) days of the Company’s receipt of Investor’s written notice to the Company of such failure to pay; provided, however, that Investor shall not be required to deliver more than two such notices during the 12-calendar month period preceding the date any payment becomes due; in the event that Investor is not required to deliver notice, the Company fails to pay when due any principal or interest payment within five (5) days of the due date hereunder;

(b)    Cross Default.  The holder of any indebtedness for borrowed money in excess of Five Hundred Thousand Dollars ($500,000) validly accelerates the payment of all of such indebtedness because of a default by the Company, and the Company does not within thirty (30) days of the acceleration (i) cure the default, (ii) obtain a waiver of the default or (iii) obtain agreement from the holder to forbear from seeking early repayment of such accelerated amounts;

(c)    Change of Control.  The Company is acquired by another Person by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company), unless the Company’s shareholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities primarily for the purposes of raising additional funds shall not constitute an Event of Default); or the Company sells all or substantially all of its assets;

(d)    Voluntary Bankruptcy or Insolvency Proceedings. After the date hereof, the Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its or any of its creditors, (iii) be dissolved or liquidated, (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (v) take any action for the purpose of effecting any of the foregoing;

(e)    Involuntary Bankruptcy or Insolvency Proceedings. After the date hereof, proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 90 days of commencement; or

(f)    Default under Transaction Documents. The Company or any Subsidiary materially breaches the terms of any of the Transaction Documents, except, in the case of a breach (or the effect thereof) that is curable, only if such breach remains uncured for a period of twenty (20) days following the Collateral Agent’s (as defined in the Security Agreement) written notice to the Company of such breach.

5.                  Rights of Investor upon Default. Upon the occurrence or existence of any Event of Default (other than an Event of Default described in Sections 4(d) or 4(e)) and at any time thereafter during the continuance of such Event of Default, Investor may by written notice to the Company, declare all outstanding Obligations payable by the Company and the Subsidiaries hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  Upon the occurrence or existence of any Event of Default described in Sections 4(d) and 4(e), immediately and without notice, all outstanding Obligations payable by the Company and the Subsidiaries hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived.  In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Investor may exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted to it by law and in accordance with the Transaction Documents, either by suit in equity or by action at law, or both.

6.                 Successors and Assigns.  Subject to the restrictions on transfer described in Sections 8 and 9 below, the rights and obligations of the Company, the Subsidiaries and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

7.                 Waiver and Amendment.  Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the holder of this Note.

8.                  Transfer of this Note.  Investor agrees to comply with all applicable securities laws in connection with the transfer of this Note. With respect to any offer, sale or other disposition of this Note, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company.  If a determination has been made pursuant to this Section 9 that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made.  Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act.  The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.  Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company.  Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

9.                 Assignment by the Company and the Subsidiaries.  Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company or the Subsidiaries without the prior written consent of the holder of this Note.

10.                Notices.  All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties as set forth in the Note Purchase Agreement (and in the case of the Subsidiaries, notice shall be provided to the Company’s address), or at such other address or facsimile number as the Company shall have furnished to Investor in writing.  All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

11.               Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

12.              Waivers. The Company and each of the Subsidiaries hereby waive notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

13.                Governing Law.  This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

[Signature Page Follows]

The Company has caused this Note to be issued as of the date first written above.

RICEBRAN TECHNOLOGIES
a California corporation

By:	/s/ J. Dale Belt
J. Dale Belt, Chief Financial Officer

THE RICEX COMPANY
a Delaware corporation

By:	/s/ W. John Short
W. John Short, Chief Executive Officer

RICE SCIENCE, LLC
a Delaware limited liability company

By: RiceBran Technologies, its member

	By:	/s/ J. Dale Belt
Jerry Dale Belt, Chief Financial Officer

INVESTOR

Gregory Vislocky

By: /s/	Gregory Vislocky

[Signature page to Secured Promissory Note]